Exhibit 4.13
NINTH SUPPLEMENTAL INDENTURE
          NINTH SUPPLEMENTAL INDENTURE, dated as of October 6, 2006 (this “Supplement”), between International Lease Finance Corporation, a corporation duly organized and existing under the laws of the State of California (hereinafter called the “Company”), and U.S. Bank National Association, as Trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
          The Company has heretofore executed and delivered an Indenture, dated as of November 1, 1991 (hereinafter called the “Indenture”) with the Trustee, as successor to Continental Bank, National Association, providing, among other things, for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness in one or more series.
          Pursuant to the terms of the Indenture, an Officers’ Certificate dated May 21, 1997 and instructions from a Designated Person of the Company in connection with the 1997A Notes (as defined below), Medium-Term Notes, Series I, due November 15, 2005 in the aggregate principal amount of $50,000,000 (the “1997A Notes”) were issued on May 30, 1997.
          Pursuant to terms of the First Supplemental Indenture, dated as of November 1, 2000, the Fourth Supplemental Indenture, dated as of November 6, 2002, the Sixth Supplemental Indenture, dated as of June 2, 2003 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of October 8, 2004 (the “Seventh Supplemental Indenture”), and the Eighth Supplemental Indenture, dated as of October 5, 2005 (the “Eighth Supplemental Indenture”) the terms of the 1997A Notes were amended in certain respects.
          Pursuant to the terms of the Indenture, and an Officers’ Certificate dated May 21, 1997 and instructions from a Designated Person of the Company in connection with the 1997B Notes (as defined below), Medium-Term Notes, Series I, due March 1, 2006 in the aggregate principal amount of $50,000,000 (the “1997B Notes”) were issued May 30, 1997.
          Pursuant to the terms of the Second Supplemental Indenture, dated as of February 28, 2001, the Fifth Supplemental Indenture, dated as of December 27, 2002, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, the terms of the 1997B Notes were amended in certain respects.
          Pursuant to the terms of the Indenture, an Officers’ Certificate dated March 10, 1998 and instructions from a Designated Person of the Company in connection with the 1998 Notes (as defined below), Medium-Term Notes, Series I, due October 16, 2006 in the aggregate principal amount of $100,000,000 (the “1998 Notes’) were issued on September 11, 1998.
          Pursuant the terms of the Third Supplemental Indenture, dated as of September 26, 2001, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, the terms of the 1998 Notes were amended in certain respects.

          Pursuant to Section 902 of the Indenture, the Holders of each of the 1997A Notes, 1997B Notes and 1998 Notes have consented and agreed to certain additional changes to the terms of the 1997A Notes, 1997B Notes and 1998 Notes, respectively.
          It is deemed advisable and appropriate that the terms of the 1997A Notes, 1997B Notes and 1998 Notes be further amended to reflect the changes consented and agreed to by the Holders of the 1997A Notes, 1997B Notes and 1998 Notes, respectively.
          All things necessary to make this Supplement a valid agreement of the Company, in accordance with its terms, have been done.
NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:
          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the 1997A Notes, 1997B Notes and 1998 Notes only, as indicated below, as follows:
          1. The terms of the 1997A Notes, as amended, are hereby further amended as follows:
     (i) The Stated Maturity shall be October 15, 2017.
     (ii) Interest on the 1997A Notes from and including November 15, 2002 to but excluding October 15, 2003, shall accrue at the fixed rate of 6.99% per annum, Interest on the 1997A Notes from and including October 15, 2003 to but excluding October 15, 2004, shall accrue at the fixed rate of 6.128% per annum, and Interest on the 1997A Notes from and including October 15, 2004 to but excluding October 15, 2007, shall accrue at the fixed rate of 6.98% per annum, in each case payable semi-annually on each April 15 and October 15, on the basis of a 360-day year of twelve 30-day months, without adjustment for Interest Payment Dates that are not Business Days; provided for the avoidance of doubt, that Interest shall accrue at 6.98% per annum to but excluding, and shall be payable on, October 17, 2005, and to but excluding and shall be payable on, October 16, 2006. Interest on the 1997A Notes will be payable to the persons in whose names the 1997A Notes are registered on the April 1 or October 1 (whether or not a Business Day) immediately preceding the Applicable Interest Payment Date.
     (iii) The Additional Terms of the 1997A Notes shall be amended in their entirety to read as set forth in Annex A hereto, with references in Annex A to “Notes” being deemed to refer to the 1997A Notes.
          2. The terms of the 1997B Notes, as amended, are hereby further amended as follows:
     (i) The Stated Maturity shall be October 15, 2017.
     (ii) Interest on the 1997B Notes from and including October 15, 2002 to but excluding October 15, 2003, shall accrue at the fixed rate of 6.85% per annum, Interest on the 1997B Notes from and including October 15, 2003 to but excluding October 15,

2004 shall accrue at the fixed rate of 6.128% per annum, and Interest on the 1997B Notes from and including October 15, 2004 to but excluding October 15, 2007, shall accrue at a fixed rate of 6.98% per annum, in each case payable semi-annually on each April 15 and October 15, on the basis of a 360-day year of twelve 30-day months, without adjustment for Interest Payment Dates that are not Business Days; provided for the avoidance of doubt, that Interest shall accrue at 6.98% per annum to but excluding, and shall be payable on, October 17, 2005, and to but excluding and shall be payable on October 16, 2006. Interest on the 1997B Notes will be payable to the persons in whose names the 1997B Notes are registered on the April 1 or October 1 (whether or not a Business Day) immediately preceding the Applicable Interest Payment Date.
     (iii) The Additional Terms of the 1997B Notes shall be amended in their entirety to read as set forth in Annex A hereto, with references in Annex A to “Notes” being deemed to refer to the 1997B Notes.
          3. The terms of the 1998 Notes, as amended, are hereby further amended as follows:
     (i) The Stated Maturity shall be October 15, 2017.
     (ii) The Additional Terms of the 1998 Notes shall be amended in their entirety to read as set forth in Annex B hereto, with references in Annex B to “Notes” being deemed to refer to the 1998 Notes.
          4. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplement other than as set forth in the Indenture, and this Supplement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the Trust under the Indenture, as fully as if said conditions were hereby set forth at length. The Trustee assumes no responsibility or liability for the recitals of the Company set forth in this Supplement.
          5. As amended and modified by this Supplement, the Indenture, the supplements thereto and the officers’ certificate and instructions from a Designated Person of the Company relating to the 1997A Notes, 1997B Notes and 1998 Notes, respectively, are in all respects ratified and confirmed.
          6. This Supplement may be executed in any number of counterparts, each one of which shall be an original, and all of which together constitute but one and the same instrument.
          7. Trustee hereby accepts the modification of the 1997A Notes, 1997B Notes and 1998 Notes hereby effected and the trust in this Supplement declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Pam Hendry
Name:	Pamela Hendry
Title:	Senior Vice President and Treasurer

Attest:
/s/ Lisa Blonder

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Patrick J. Crowley
Vice President

Attest:
/s/ Nellie Rolla
Assistant Vice President

ANNEX A
ADDITIONAL TERMS
Interest Rates
     If the Calculation Agent has not given the Put Notice (as defined below), then during the period from and including October 15, 2007 to the Maturity Date (the “Fixed Rate Period”), the Notes will bear interest at a fixed rate calculated as described below (see “Reset of Interest Rate for Fixed Rate Period” below). Interest during the Fixed Rate Period will be payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2008 (each a “Fixed Rate Interest Payment Date”), to the person in whose name a Note is registered on the April 1 or October 1 (whether or not a Business Day) immediately preceding the applicable Fixed Rate Interest Payment Date. However, interest payable on the Maturity Date will be paid to the person to whom principal on the Note is paid. The amount of interest payable during the Fixed Rate Period will be computed and paid on the basis of a 360-day year of twelve 30-day months.
Put Option
     The Calculation Agent has the right to require the Company to repurchase all (but not less than all) of the Notes on October 15, 2007 at a purchase price equal to 100% of the principal amount thereof, plus accrued but unpaid interest to but excluding October 15, 2007 (the “Redemption Price”), by delivering written notice thereof to the Company on behalf of all (but not fewer than all) holders of the Notes (the “Put Notice”). Such Put Notice shall be given no later than 9:00 a.m. (New York time) on October 9, 2007. The Calculation Agent shall give the Put Notice if the holders of a majority in principal amount of the Notes request the Calculation Agent to give the Put Notice, in which event the Put Notice shall be binding on all Noteholders; the Calculation Agent shall not give the Put Notice absent such request of the holders of a majority in principal amount of the Notes. In the event the Put Notice is timely given, the Company shall repurchase the Notes at the Redemption Price on October 15, 2007.
     If required by the Calculation Agent, each holder shall indicate its election to have the Calculation Agent deliver the Put Notice to the Company by delivering written notice of such election to the Calculation Agent by no later than 12:00 noon (New York time) on October 4, 2007.
Reset of Interest Rate for Fixed Rate Period
     If the Calculation Agent has not delivered the Put Notice to the Company in accordance with the terms set forth under “Put Option” above, the Company and the Calculation Agent, on October 9, 2007, shall undertake the following actions to calculate the fixed rate of interest to be paid on the Notes during the Fixed Rate Period. All references to specific hours are references to prevailing New York time. Each notice, bid or offer (including those given by the Reference Dealers [as defined below]) shall be given telephonically and shall be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action by the Company and the Calculation Agent, and each shall use its best efforts to adhere to such times. The Company shall use its best efforts to cause the Reference Dealers to take all actions contemplated below in as timely a manner as possible.

     A holder shall indicate its election to sell its Note to, and purchase Designated Treasury Bonds from, the Final Dealer or Final Dealers (as defined below) in accordance with the terms set forth in paragraph (e) below by notifying the Calculation Agent of such election by no later than 9:15 a.m. (New York time) on October 9, 2007. If the Calculation Agent has not received written election for the sale of at least $25,000,000 aggregate principal amount of the Notes to the Final Dealer or Final Dealers, the Calculation Agent shall select pro rata from all holders Notes in a principal amount that, when aggregated with the principal amount of Notes for which the Calculation Agent has received a written election to sell, will total $25,000,000, and shall immediately notify such holders of such selection. The holders of such randomly selected Notes shall sell their Notes to, and purchase Designated Treasury Bonds from, the Final Dealer or Final Dealers in accordance with the terms set forth in paragraph (e) below.
     (a) At 9:00 a.m., the Company shall provide to the Calculation Agent the names of four financial institutions that deal in the Company’s debt securities and have agreed to participate as reference dealers in accordance with the terms set forth below (the “Reference Dealers”) and, for each Reference Dealer, the name of and telephone and facsimile numbers for one individual who will represent such Reference Dealer.
     (b) At 9:15 a.m., the Calculation Agent shall:
     (i) determine and provide to the Company the 10 year U.S. swap yield determined at or about such time (the “Designated Swap Yield”) based on the yield (the “Designated Treasury Yield”) of an issue of 10-year Treasury bonds chosen by the Calculation Agent (the “Designated Treasury Bonds”) plus the yield of the mid-market 10-year swap spread as determined by the Calculation Agent;
     (ii) calculate and provide to the Company the “Premium”, which shall equal the present value (expressed as a percentage rounded to four decimal places) of the Rate Difference applied over the 20 semi-annual periods from October 15, 2007 to the Maturity Date, discounted at the Discount Rate divided by two, where:
     “Rate Difference” means the difference between (i) 5.79% (the “Initial Treasury Yield”) minus (ii) the Designated Swap Yield less 0.50%; and
     “Discount Rate” means the Designated Swap Yield; and
     (iii) provide to the Company the aggregate principal amount of the Designated Treasury Bonds that the Holders will purchase (the “Hedge Amount”) in the event that all of the Notes are sold to one or more of the Reference Dealers in accordance with paragraph (e) below.
     (c) The Calculation Agent immediately thereafter shall contact each of the Reference Dealers and request that each Reference Dealer provide to the Calculation Agent the following firm bid and firm offer for the benefit of the Holders (which bid and offer shall remain firm for 15 minutes):
     (i) a firm bid (on an all-in basis), expressed as a spread to the Designated Treasury Bonds (using, for such purposes, the Designated Treasury Yield), at which such Reference Dealer would purchase any Notes offered (up to Notes in a principal amount equal to $50,000,000, provided that such Reference Dealer shall not be obligated to purchase Notes in a principal amount less that $25,000,000) at a price equal to 100% plus the Premium for settlement on the Redemption Date (the lowest of such spreads, the “Spread”); and
     (ii) a firm offer (on an all-in basis) to sell Designated Treasury Bonds in a principal amount equal to the Hedge Amount at a yield equal to the Designated Treasury Yield for settlement on the Redemption Date.
     (d) At 9:30 a.m., the following shall occur following receipt of the bids and offers requested in paragraph (c) above:
     (i) the Calculation Agent shall calculate and provide to the Company the “Adjusted Coupon”, which shall be the fixed rate of interest on the Notes required to produce a yield on the Notes equal to the sum of the Designated Treasury Yield and the Spread given a purchase price of 100% plus the Premium;
     (ii) the Interest Rate on the Notes shall be adjusted and shall equal, effective from and including October 15, 2007 to the Maturity Date, the Adjusted Coupon; and
     (iii) the Reference Dealer providing the Spread shall be deemed the “Final Dealer”; provided that if two or more Reference Dealers shall have quoted such Spread, the Company shall determine which of such Reference Dealers shall be the Final Dealer or the Final Dealers (and, in the latter case, the allocation to be made between them).
     (e) The Holders:
     (i) shall sell Notes to the Final Dealer or Final Dealers in a principal amount which shall be not less than $25,000,000 nor more than $50,000,000 at a price equal to 100% plus the Premium; and
     (ii) shall purchase Designated Treasury Bonds from the Final Dealer or Final Dealers in a principal amount equal to the Hedge Amount (adjusted pro rata based on the amount of Notes sold in the event that less than $50,000,000 principal amount is sold), at a price based on the Designated Treasury Yield, in each case for settlement on the Redemption Date and, in the case of more than one Final Dealer, according to the allocation designated by the Company under paragraph (d)(iii) above.
     If the Calculation Agent determines that (i) a Market Disruption Event (as defined below) has occurred or (ii) two or more of the Reference Dealers have failed to provide indicative or firm bids or offers in a timely manner substantially as provided above, the steps contemplated above shall be delayed until the next trading day on which there is no Market Disruption Event and no such failure by two or more Reference Dealers. “Market Disruption Event” shall mean any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange: (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States or America or elsewhere; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.

ANNEX B
ADDITIONAL TERMS
Interest Rates
     During the period commencing with the Original Issue Date to but excluding October 15, 2003, the Notes will bear interest at a rate of 5.335% per annum. During the period commencing with October 15, 2003 to but excluding October 15, 2004, the Notes will bear interest at a rate of 6.128% per annum. During the period commencing with October 15, 2004 to but excluding October 15, 2007, the Notes will bear interest at a rate of 6.98%. Interest will be computed and paid on the basis of a 360-day year of twelve 30-day months. For the avoidance of doubt, Interest shall accrue at 6.98% per annum to but excluding, and shall be payable on, October 17, 2005, and to but excluding and shall be payable on, October 16, 2006.
     If the Calculation Agent has not given the Put Notice (as defined below) or the Company has not repurchased the Notes (see “Reset of Interest Rate for Fifth Fixed Rate Period” below), then during the period from and including October 15, 2007 to the Maturity Date, the Notes will bear interest at a fixed rate calculated as described below (see “Reset of Interest Rate for Fifth Fixed Rate Period” below).
Put Option
     The Calculation Agent has the right to require the Company to repurchase all (but not less than all) of the Notes on October 15, 2007 at a purchase price equal to 100% of the principal amount thereof, plus accrued but unpaid interest to but excluding October 15, 2007 (the “Redemption Price”), by delivering written notice thereof to the Company on behalf of all (but not fewer than all) holders of the Notes (the “Put Notice”). Such Put Notice shall be given no later than 9:00 a.m. (New York time) on October 9, 2007. The Calculation Agent shall give the Put Notice if the holders of a majority in principal amount of the Notes request the Calculation Agent to give the Put Notice, in which event the Put Notice shall be binding on all Noteholders; the Calculation Agent shall not give the Put Notice absent such request of the holders of a majority in principal amount of the Notes. In the event the Put Notice is timely given, the Company shall repurchase the Notes at the Redemption Price on October 15, 2007.
     If required by the Calculation Agent, each holder shall indicate its election to have the Calculation Agent deliver the Put Notice to the Company by delivering written notice of such election to the Calculation Agent by no later than 12:00 noon (New York time) on October 4, 2007.
Reset of Interest Rate for Fifth Fixed Rate Period
     If the Calculation Agent has not delivered the Put Notice to the Company in accordance with the terms set forth under “Put Option” above, the Company and the Calculation Agent, on October 9, 2007, shall undertake the following actions to calculate the fixed rate of interest to be paid on the Notes during the period from and including October 15, 2007 to the Maturity Date. All references to specific hours are references to prevailing New York time. Each notice, bid or offer (including those given by the Reference Dealers [as defined below])

shall be given telephonically and shall be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action by the Company and the Calculation Agent, and each shall use its best efforts to adhere to such times. The Company shall use its best efforts to cause the Reference Dealers to take all actions contemplated below in as timely a manner as possible.
     A holder shall indicate its election to sell its Note to, and purchase Designated Treasury Bonds from, the Final Dealer or Final Dealers (as defined below) in accordance with the terms set forth in paragraph (e) below by notifying the Calculation Agent of such election by no later than 9:15 a.m. (New York time) on October 9, 2007. If the Calculation Agent has not received written election for the sale of at least $25,000,000 aggregate principal amount of the Notes to the Final Dealer or Final Dealers, the Calculation Agent shall select pro rata from all holders Notes in a principal amount that, when aggregated with the principal amount of Notes for which the Calculation Agent has received a written election to sell, will total $25,000,000, and shall immediately notify such holders of such selection. The holders of such randomly selected Notes shall sell their Notes to, and purchase Designated Treasury Bonds from, the Final Dealer or Final Dealers in accordance with the terms set forth in paragraph (e) below.
     (a) At 9:00 a.m., the Company shall provide to the Calculation Agent the names of four financial institutions that deal in the Company’s debt securities and have agreed to participate as reference dealers in accordance with the terms set forth below (the “Reference Dealers”) and, for each Reference Dealer, the name of and telephone and facsimile numbers for one individual who will represent such Reference Dealer.
     (b) At 9:15 a.m., the Calculation Agent shall:
     (i) determine and provide to the Company the 10 year U.S. swap yield determined at or about such time (the “Designated Swap Yield”) based on the yield (the “Designated Treasury Yield”) of an issue of 10-year Treasury bonds chosen by the Calculation Agent (the “Designated Treasury Bonds”) plus the yield of the mid-market 10-year swap spread as determined by the Calculation Agent;
     (ii) calculate and provide to the Company the “Premium”, which shall equal the present value (expressed as a percentage rounded to four decimal places) of the Rate Difference applied over the 20 semi-annual periods from October 15, 2007 to the Maturity Date, discounted at the Discount Rate divided by two, where:
     “Rate Difference” means the difference between (i) 5.79% (the “Initial Treasury Yield”) minus (ii) the Designated Swap Yield less 0.50%; and
     “Discount Rate” means the Designated Swap Yield; and
     (iii) provide to the Company the aggregate principal amount of the Designated Treasury Bonds that the Holders will purchase (the “Hedge Amount”)

in the event that all of the Notes are sold to one or more of the Reference Dealers in accordance with paragraph (e) below.
     (c) The Calculation Agent immediately thereafter shall contact each of the Reference Dealers and request that each Reference Dealer provide to the Calculation Agent the following firm bid and firm offer for the benefit of the Holders (which bid and offer shall remain firm for 15 minutes):
     (i) a firm bid (on an all-in basis), expressed as a spread to the Designated Treasury Bonds (using, for such purposes, the Designated Treasury Yield), at which such Reference Dealer would purchase any Notes offered (up to Notes in a principal amount equal to $100,000,000, provided that such Reference Dealer shall not be obligated to purchase Notes in a principal amount less that $25,000,000) at a price equal to 100% plus the Premium for settlement on the Redemption Date (the lowest of such spreads, the “Spread”); and
     (ii) a firm offer (on an all-in basis) to sell Designated Treasury Bonds in a principal amount equal to the Hedge Amount at a yield equal to the Designated Treasury Yield for settlement on the Redemption Date.
     (d) At 9:30 a.m., the following shall occur following receipt of the bids and offers requested in paragraph (c) above:
     (i) the Calculation Agent shall calculate and provide to the Company the “Adjusted Coupon”, which shall be the fixed rate of interest on the Notes required to produce a yield on the Notes equal to the sum of the Designated Treasury Yield and the Spread given a purchase price of 100% plus the Premium;
     (ii) the Interest Rate on the Notes shall be adjusted and shall equal, effective from and including October 15, 2007 to the Maturity Date, the Adjusted Coupon; and
     (iii) the Reference Dealer providing the Spread shall be deemed the “Final Dealer”; provided that if two or more Reference Dealers shall have quoted such Spread, the Company shall determine which of such Reference Dealers shall be the Final Dealer or the Final Dealers (and, in the latter case, the allocation to be made between them).
     (e) The Holders:
     (i) shall sell Notes to the Final Dealer or Final Dealers in a principal amount which shall be not less than $25,000,000 nor more than $100,000,000 at a price equal to 100% plus the Premium; and
     (ii) shall purchase Designated Treasury Bonds from the Final Dealer or Final Dealers in a principal amount equal to the Hedge Amount (adjusted pro rata based on the amount of Notes sold in the event that less than $100,000,000 principal amount is sold), at a price based on the Designated Treasury Yield, in each case for settlement on the Redemption Date and, in the case of more than one Final Dealer, according to the allocation designated by the Company under paragraph (d)(iii) above.
     If the Calculation Agent determines that (i) a Market Disruption Event (as defined below) has occurred or (ii) two or more of the Reference Dealers have failed to provide indicative or firm bids or offers in a timely manner substantially as provided above, the steps contemplated above shall be delayed until the next trading day on which there is no Market Disruption Event and no such failure by two or more Reference Dealers. “Market Disruption Event” shall mean any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States or America or elsewhere; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.
Business Day
     If any action is required or permitted to be taken pursuant to these Additional Terms on a day that is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day that is a Business Day.